UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 23, 2010

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On August 23, 2010, Lawrence D. Rodriguez was appointed as the Executive Vice President and Chief Financial Officer of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (“CPB”).

Mr. Rodriguez, age 65, was the managing partner of the Hawaii practice of Ernst & Young LLP until just prior to his retirement in 2007.  Mr Rodriguez has been a financial consultant providing consulting services through his company, Lawrence D. Rodriguez LLC since that time. Beginning in January, 2010, Mr. Rodriguez has provided financial consulting services to the Company and his company was paid approximately $127,000 for such services in 2010. Since 2009, Mr. Rodriguez has served as the Chairman of the Board of Ho'okele Health Innovations LLC, a private company in which he is an investor and has served as a member of the Board of Directors of Sennet Capital LLC, a private merchant banking company.

    On August 27, 2010, the Company and CPB entered into an agreement with Mr. Rodriguez setting forth the compensation of his at-will employment. The agreement provides that Mr. Rodriguez will receive a salary of $260,000 per annum and a grant of 75,000 Restricted Stock Units (the equivalent of 75,000 common shares) under the Company's 2004 Stock Compensation Plan. Mr. Rodriguez will also be entitled to standard employee benefits.

    The Restricted Stock Units (the "RSUs") have been granted and will vest in full in the event Mr. Rodriguez continues to be employed through December 1, 2010.  If Mr. Rodriguez’s employment is terminated other than for cause prior to December 1, 2010, then a prorated portion of the RSUs will vest.  If Mr. Rodriguez is terminated with cause before December 1, 2010, the RSUs will be forfeited. Upon vesting, the Company will issue one share of common stock of the Company for each vested RSU, less the number of shares whose value is equal to the federal and state withholding taxes which the Company is required to pay to governmental authorities in cash with respect to such compensation.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Compensation Agreement with Lawrence D. Rodriguez dated August 27, 2010.*

	10.2	Restricted Stock Unit Agreement with Lawrence D. Rodriguez dated August 27, 2010.*

	99.1	Press Release dated August 26, 2010.

* Denotes management contract or compensation plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: August 27, 2010	/s/ John C. Dean
John C. Dean
Executive Chairman

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Compensation Agreement with Lawrence D. Rodriguez dated August 27, 2010.*

10.2	Restricted Stock Unit Agreement with Lawrence D. Rodriguez dated August 27, 2010.*

99.1	Press Release dated August 26, 2010.

* Denotes management contract or compensation plan or arrangement